Exhibit 99.1

PRESS RELEASE

600 East Greenwich Ave.
West Warwick, Rhode Island 02893

For Immediate Release

Contact: Everett V. Pizzuti, CEO December 18, 2012
Joseph P. O’Connell, CFO
Tel: 800-343-4039
www.Astro-MedInc.com

ASTRO-MED DECLARES AN EXTRA DIVIDEND BEFORE YEAR END

WEST WARWICK, RI, December 18, 2012 -- The Board of Directors of Astro-Med, Inc. (NASDAQ:ALOT) on December 17, 2012 declared a special cash dividend of $0.07 per share, payable on December 31, 2012 to shareholders of record as of December 27, 2012.

This dividend is in addition to the Company’s regular quarterly $0.07 dividend declared on November 19th and payable on December 27, 2012.

“Given the uncertainty of the federal tax treatment of dividends, the Board felt it was in the best interests of our shareholders to declare this additional dividend,” stated Everett V. Pizzuti, President and Chief Executive Officer.

About Astro-Med, Inc.

Astro-Med, Inc. is a leading manufacturer of specialty high tech printing systems, electronic medical instrumentation, and test and measurement data acquisition systems. Astro-Med, Inc. products are sold under the brand names Astro-Med®, Grass® Technologies and QuickLabel® Systems, and are employed around the world in a wide range of aerospace, medical, military, industrial, labeling and packaging applications. Astro-Med, Inc. is a member of the Russell Microcap® Index. Additional information is available by visiting www.Astro-MedInc.com.

Safe Harbor Statement

This news release contains forward-looking statements, and actual results may vary from those expressed or implied herein. Factors that could affect these results include those mentioned in Astro-Med’s FY2012 annual report and its annual and quarterly filings with the Securities and Exchange Commission.

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